UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2011

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 20, 2011, Pebblebrook Hotel Trust (the “Company”) held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of the Trustees of the Company to serve until our 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the selection of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2011;

(iii)	approval, in an advisory and non-binding vote, the compensation of the Company’s named executive officers; and

(iv)	to recommend, in an advisory and non-binding vote, whether a non-binding shareholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

All of the nominees were elected, the ratification to select the independent registered public accountants was approved, the compensation of the Company’s named executive officers was approved, and one year was the frequency of executive compensation votes recommended by shareholders. The results of the voting were as follows:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jon E. Bortz	36,588,860	403,441	1,186,278
Cydney C. Donnell	36,855,014	137,287	1,186,278
Ron E. Jackson	36,865,212	127,089	1,186,278
Michael J. Schall	36,948,636	43,665	1,186,278
Earl E. Webb	36,865,279	127,022	1,186,278
Laura H. Wright	36,950,054	42,247	1,186,278

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
37,985,505	189,481	3,593

Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
31,707,287	5,277,715	7,299

Recommendation of the frequency of executive compensation voting:

3 Years	2 Years	1 Year	Abstentions
4,448,191	10,091	32,531,745	2,274

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

May 20, 2011	By:	/s/ Raymond D. Martz

Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary